UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 24, 2014

Date of Report (Date of earliest event reported)

PORTUS CORPORATION

 (Exact name of registrant as specified in its charter)

DANE EXPLORATION INC.

(Former name or former address if changed since last report)

NEVADA	000-54854	98-0654981
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 McLeod Trail East - #5178 Bellingham, Washington	98226
(Address of principal executive offices)	(Zip Code)

(866) 676-7678

Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

____

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

____

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.03

AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

Effective March 24, 2014, Dane Exploration Inc. (the “Company”) changed its name to “Portus Corporation” (the “Name Change”).  To effect the Name Change, the Company’s wholly-owned subsidiary, Dane Acquisition Corp., merged with and into the Company, with the Company continuing as the surviving entity.  Other than the Name Change, no other changes were made to the Company’s articles of incorporation and shareholder approval for the merger was not be required.

SECTION 7 – REGULATION FD

ITEM 7.01

REGULATION FD DISCLOSURE.

As a result of the Name Change, the Company’s OTC Bulletin Board symbol has changed from “DANE” to "PORS" as of March 24, 2014.

This information is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability under that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing. By filing this report on Form 8-K and furnishing this information, the Company makes no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD.

SECTION 9 – FINANCIAL STATEMETN AND EXHIBITS

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS.

(d)

Exhibits

The following exhibits are either provided with this Current Report or are incorporated herein by reference:

Exhibit Number	Description of Exhibit
2.1	Agreement and Plan of Merger dated March 6, 2014 between Dane Exploration Inc. (as surviving company) and Dane Acquisition Corp. (as merging entity).
3.1	Certificate of Merger.
3.2	Articles of Merger between Dane Exploration Inc. (as surviving entity) and Dane Acquisition Corp. (as merging entity), with surviving entity changing its name to "Portus Corporation"
99.1	News Release dated March 25, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PORTUS CORPORATION

Date: March 25, 2014

By:

/s/ G. Dale Murray, II

G. Dale Murray, II

Chief Executive Officer, Chief Financial Officer, President Secretary, Treasurer and Director

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